                                                                    EXHIBIT 10.8



                                     SECOND
                               AMENDED & RESTATED


                                 NOTE AGREEMENT

                                 BY AND BETWEEN

                                ACR GROUP, INC.
                              A TEXAS CORPORATION

                                      AND

                              ALL SUBSIDIARIES OF
                                ACR GROUP, INC.

                                      AND

                            THE CATALYST FUND, LTD.
                          A TEXAS LIMITED PARTNERSHIP

                                      AND

                       SOUTHWEST/CATALYST CAPITAL, LTD.,
                          A TEXAS LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

SECTION 1.  ADDITIONAL DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 1.1      TERMS DEFINED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 1.2      ACCOUNTING PRINCIPLES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 1.3      DIRECTLY OR INDIRECTLY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 1.4      KNOWLEDGE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 1.5      REFERENCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 1.6      COMPLIANCE WITH USURY LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 2.1      ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 2.2      CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 2.3      AUTHORIZATION AND ENFORCEABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 2.4      FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 2.5      BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 2.6      PENDING LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 2.7      COMPLIANCE WITH LAW AND OTHER INSTRUMENTS.  . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 2.8      NO DEFAULTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 2.9      GOVERNMENTAL CONSENTS; OFFERING OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 2.10     TAXES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 2.11     USE OF PROCEEDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 2.12     INSURANCE COVERAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 2.13     INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 2.14     RESTRICTIONS ON BORROWER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 2.15     EMPLOYEE MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 2.16     REGULATORY STATUS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 2.17     BROKERS AND FINDERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 2.18     DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 2.19     PERMITS, LEASES AND CONTRACTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 2.20     RECEIPT OF REASONABLY EQUIVALENT VALUE; NO INSOLVENCY.  . . . . . . . . . . . . . . . . .  -14-
                 2.21     WARRANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
                 2.22     AFFILIATE TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
                 2.23     ENVIRONMENTAL LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-

         SECTION 3.  LENDER LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 3.1      LENDER LOAN.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 3.2      LENDER'S CONDITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 3.3      INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 3.4      EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-

SECTION 4. PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-

                 4.1      INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 4.2      VOLUNTARY PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 4.3      APPLICATION OF PAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 4.4      INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 4.5      DIRECT PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

SECTION 5.  CERTAIN PROVISIONS REGARDING THE LENDER NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 5.1      TRANSFER OF LENDER NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 5.2      REPLACEMENT OF LENDER NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

SECTION 6. BORROWER'S BUSINESS COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 6.1      PAYMENT OF LENDER NOTES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 6.2      USE OF PROCEEDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 6.3      BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 6.4      MAINTENANCE OF EXISTENCE AND STATUS . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 6.5      PAYMENT OF TAXES AND CLAIMS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 6.6      SALE OR TRANSFER OF ASSETS OR MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 6.7      DEBT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 6.8      LIENS AND ENCUMBRANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 6.10     DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 6.11     COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 6.12     ERISA COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 6.13     TRANSACTIONS WITH AFFILIATES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 6.14     WARRANTS AND REGISTRATION RIGHTS AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 6.15     INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 6.16     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 6.17     INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 6.18     CERTAIN REGISTRATION OR APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

SECTION 7. INFORMATION AS TO BORROWER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 7.1      FINANCIAL AND BUSINESS INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 7.2      INSPECTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
                 7.3      CONFIDENTIALITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-

SECTION 8. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
                 8.1      NATURE OF EVENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
                 8.2      DEFAULT REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
                 8.3      ANNULMENT OF ACCELERATION OF LENDER NOTES.  . . . . . . . . . . . . . . . . . . . . . . .  -33-



SECTION 9. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
                 9.1      NOTICES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-

                 9.2      SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 9.3      SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 9.4      AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 9.5      GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 9.6      SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 9.7      ENTIRE AGREEMENT; SUPERSEDURE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                 9.8      MULTIPLE COUNTERPARTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                 9.9      ARBITRATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                 9.10     ATTORNEY'S FEES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                 9.11     DRAFTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-

                          SECOND AMENDED AND RESTATED
                                 NOTE AGREEMENT


         THIS SECOND AMENDED AND RESTATED NOTE AGREEMENT (the "Agreement") is made and entered into effective as of this 28th day of January, 1998 (the "Execution Date"), by and among ACR GROUP, INC., a Texas corporation (herein called "Borrower"), ACR SUPPLY, INC., a Texas corporation ("ACR Supply"), TOTAL SUPPLY, INC. F/K/A FABRICATED SYSTEMS, INC., a Texas corporation ("Total Supply"), HEATING AND COOLING SUPPLY, INC., a Nevada corporation ("Heating"), WEST COAST HVAC SUPPLY, INC., a Texas corporation ("West Coast"), FLORIDA COOLING SUPPLY, INC. a Texas corporation ("Florida Cooling"), LIFETIME FILTER, INC., a Texas corporation ("Lifetime Filter"), VALLEY SUPPLY, INC., a Texas corporation ("Valley Supply"), ENER-TECH INDUSTRIES, INC., a Tennessee corporation ("Ener-Tech"), TIME ENERGY SYSTEMS SOUTHWEST, INC., a Texas corporation ("Time Energy") and CONTRACTORS HEATING & SUPPLY, INC., a Texas corporation ("Contractors;" together with ACR Supply, Total Supply, Heating, West Coast, Florida Cooling, Lifetime Filter, Valley Supply, Time Energy and Ener-Tech which constitute all subsidiaries of Borrower and being herein collectively referred to as the "Borrower Subsidiaries"), THE CATALYST FUND, LTD., a Texas limited partnership ("CF"), and SOUTHWEST/CATALYST CAPITAL, LTD., a Texas limited partnership ("Southwest/Catalyst"; together with CF being collectively referred to as "Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower desires to borrow the amount of One Million Five Hundred Forty Thousand and No/100 Dollars ($1,540,000.00) in a single draw collectively from Lender for the purpose of providing capital in order to pay off the St. James Loan, as hereinafter defined (the "Lender Loan"), by executing two notes aggregating that amount to Lender (the "Lender Notes"); and

         WHEREAS, Borrower is a party to that certain Note Agreement dated as of May 26, 1993 as amended by that certain First Amendment to Note Agreement dated as of April 14, 1997 together with CF and certain of the Borrower Subsidiaries (the "Note Agreement"); and

         WHEREAS, Southwest/Catalyst desires to join with CF in making the Lender Loan;

         WHEREAS, Borrower and Borrower Subsidiaries have agreed to grant to Lender a lien on its assets to secure repayment of the Lender Notes which lien shall be subordinate to existing senior liens held by NationsBank of Texas, N.A. securing up to $18,000,000 of senior secured credit; and

         WHEREAS, Lender is willing to loan the amount of $1,540,000 to Borrower on the date hereof upon the completion of various requirements and conditions;

         WHEREAS, Lender is further willing and Borrower desires that Lender provide business counsel and advice to Borrower from time to time to assist Borrower in its growth plans; provided under no circumstances shall Borrower be required to follow the counsel and advice of Lender nor shall Lender be deemed to have controlled the business activities of Borrower (as more fully described in that certain Consulting Agreement of even date herewith between Borrower and Lender);

         NOW, THEREFORE, in consideration of the premises, the provisions hereof, and the mutual benefits to be derived therefrom, Lender and Borrower agree as follows:

SECTION 1.  ADDITIONAL DEFINITIONS AND INTERPRETATION

         1.1 TERMS DEFINED. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in this Section or paragraph following such term:

                 1933 ACT - the Securities Act of 1933 and any successor statute, as amended from time to time.

                 ACCOUNTS RECEIVABLE - all of Borrower's accounts, instruments, receivables, accounts receivable, contract rights, chattel paper, documents, general intangibles, book debts and all amounts due to Borrower from a factor, arising from Borrower's sale of goods or rendition of services in the ordinary course of Borrower's business, whether now existing or hereinafter created, and all returned, reclaimed, refused or repossessed goods, and all books and records pertaining to the foregoing and the cash and non-cash proceeds resulting therefrom and all security and guarantees therefor.

                 AFFILIATE - with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that neither Lender nor any affiliate thereof shall be deemed to be an Affiliate of Borrower or Subsidiaries. The term "control" as used in the foregoing sentence means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                 ASSIGNMENT OF LIFE INSURANCE POLICY - The Assignment of Life Insurance Policy delivered pursuant to Section 6.16.

                 AVERAGE TRADING PRICE - shall mean the average closing price of the Borrower's common stock on the applicable securities exchange
         beginning with the date of the    prepayment and for each trading day
         thereafter through and including the 29th calendar day thereafter.

                 BORROWER - ACR Group, Inc., a Texas corporation.

                 BORROWER SUBSIDIARIES - ACR Supply, Total Supply, Heating, West Coast, Florida Cooling, Lifetime Filter, Valley Supply, Ener-Tech, Time Energy and Contractors.

                 BUSINESS DAY - each Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in the State of Texas are authorized or obligated by law to close.

                 CHANGE IN CONTROL - when (i) any "person" (as such term is used in Section 13(d) of the Exchange Act) becomes a beneficial owner, directly or indirectly, of Securities of Borrower representing more than 50% of the combined voting power of Borrower's then outstanding Securities; (ii) individuals who were directors of Borrower immediately prior to a meeting of the shareholders of Borrower involving a contest for the election of directors do not constitute a majority of the directors following such election; (iii) the shareholders of Borrower approve the dissolution or liquidation of Borrower; (iv) the shareholders of Borrower approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of Borrower (excluding from the term "former shareholders" a shareholder who is, or as a result of the transaction in question becomes, an Affiliate of any party to such merger, consolidation or reorganization); or (v) the shareholders of Borrower approve the sale of substantially all of Borrower's business and/or assets to a Person that is not a Subsidiary.

                 CODE - the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

                 COLLATERAL - the Property described in the Security Agreement as securing Borrower's obligations under the Subject Documents and the key man life insurance policy referred to in Section 6.16.

                 CURRENT ASSETS - the aggregate amount of all assets which would, in accordance with GAAP, properly be defined as "current assets".

                 CURRENT LIABILITIES - the aggregate amount of all liabilities which would, in accordance with GAAP, properly be defined as "current liabilities".

                 CURRENT RATIO - the ratio of Current Assets to Current Liabilities.

                 CUSTOMERS - the account debtors obligated on the Accounts Receivable.

                 DEBT - with respect to any Person, without duplication, all obligations required by GAAP to be classified upon such Person's balance sheet as liabilities.

                 DEFAULT - an event or condition the occurrence of which, with the lapse of time or the giving of notice or both, would become an Event of Default.

                 DEFAULT RATE - a rate of interest equal to 15% per annum.

                 DISTRIBUTION - except as otherwise contemplated by this Agreement, any dividend or other distribution on account of shares of Common Stock or other equity interests in Borrower; any acquisition by Borrower of shares of Common Stock or other equity interests in Borrower or of warrants, rights, or other options to purchase shares of Common Stock or other equity interests in Borrower; or any loan or advance (excluding advances to employees for expenses to be reimbursed) to a shareholder or other direct or indirect holder of an equity interest in Borrower.

                 EBITDA - when determined, the following, calculated on a consolidated basis for Borrower in accordance with GAAP (in each case, for the most recently completed twelve (12) month period):

                          (a) net income (after interest and Distributions permitted under Section 6.10 and excluding extraordinary gains and losses), plus

                          (b) interest expense (including that portion of any lease payment under a lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet which would be treated as interest under GAAP), plus

                          (c)     non-cash operating charges, such as
                 depreciation and amortization expense, plus

                          (d)     income taxes.

                 ERISA - the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 ERISA AFFILIATE - any Person described in section 4001(b)(1) of ERISA with respect to Borrower or any Subsidiary, excluding, however, Lender and Persons that would not be ERISA Affiliates of Borrower or any Subsidiary but for the fact that Lender or any transferee(s) thereof are owners of equity Securities in Borrower.

                 EVENT OF DEFAULT - as defined in Section 8.1.

                 EXCHANGE ACT - the Securities Exchange Act of 1934 and any successor statutes, as amended and in effect from time to time.

                 FORCE MAJEURE - shall mean, cover and include the following: acts of God, strikes, lock-outs, industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, wash-outs, tornadoes, hurricanes, windstorms, arrest and restraint of rulers and people, civil disturbances, boycotts, explosions, breakage or accident to machinery or equipment, and any other causes similar to those above, which are not within the reasonable control of the party claiming force majeure, and which by the exercise of due diligence such party is unable to overcome.

                 FUNDED DEBT - when determined, the following, calculated for Borrower in accordance with GAAP: (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor or otherwise), plus (but without duplication) (b) all lease or sublease obligations that have been (or under GAAP should be) capitalized on a balance sheet.

                 GAAP - generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

                 LENDER NOTES - those certain promissory notes executed by Borrower and delivered to Lender evidencing the Lender Loan and bearing interest at the rate of 12.5% per annum.

                 LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on law, statute, or contract, and including, without limitation, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, or trust receipt or a lease, consignment or bailment for security purposes (it being understood that an operating lease does not constitute a Lien).

                 MATERIAL EFFECT - any material and adverse effect on or change in the business Properties, operations or financial position of Borrower, taken as a whole, or the ability of Borrower to perform its obligations under this Agreement, the Notes, the Warrant or any of the other Subject Documents.

                 OFFICER'S CERTIFICATE - a certificate signed by (a) the Chairman of the Board, the President, or the Chief Executive Officer of Borrower or Borrower Subsidiary, as applicable, and (b) the Chief Financial Officer of Borrower, or Borrower Subsidiary, as applicable.

                 ORGANIZATIONAL DOCUMENTS - with respect to a corporation, its articles or certificate of incorporation and bylaws; with respect to a Person, any other organizational documents of such Person; and in each case including all amendments thereto and restatements thereof.

                 PERSON - any individual, partnership, corporation, limited liability company, trust, unincorporated organization, or other legal entity, or any government or agency or political subdivision thereof.

                 PROPERTIES- any asset, whether real, personal or mixed, or tangible or intangible, or any interest therein.

                 SBA DOCUMENTS - SBA Form 480, SBA Form 652, SBA Form 1031, SBA Form 722, SBA Form 793, and any other documents required by the Small Business Administration to be executed.

                 SECURITY - the meaning given such term in section 2(1) of the 1933 Act.

                 SECURITY AGREEMENT - the Security Agreement delivered pursuant to Section 3.2(h), as amended from time to time as permitted thereby.

                 SENIOR DEBT - shall mean that certain $18,000,000 line of credit loan due and owing by the Borrower and its Subsidiaries to the Senior Lender.

                 SENIOR LENDER - shall mean NationsBank of Texas, N.A., a national banking association.

                 ST. JAMES - St. James Capital Partners, L.P., a Delaware limited partnership.

                 ST. JAMES LOAN - shall mean that certain loan by St. James to Borrower in the original principal amount of $1,400,000 plus accrued interest in the approximate amount of $140,000.

                 SUBJECT DOCUMENTS - any of the Agreement, the Note Agreement, the Lender Notes, the Security Agreement, the ACR Supply Confirmation of Security Agreement, the Total Supply Confirmation of Security Agreement, the Heating Confirmation of Security Agreement, the West Coast Confirmation of Security Agreement, the Florida Cooling Security Agreement, the Lifetime Filter Security Agreement, the Valley Supply Security Agreement, the Ener-Tech Security Agreement, the Time Energy Security Agreement, the Contractors Security Agreement, the Warrants, the Registration Rights Agreements, the Confirmation of Stock Pledge Agreement, the Borrower Confirmation of Guaranty, the ACR Supply Confirmation of Guaranty, the Total Supply Confirmation of Guaranty, the Heating Confirmation of Guaranty, the West Coast Confirmation of Guaranty, the Florida Cooling Guaranty Agreement, the Lifetime Filter Guaranty Agreement, the Valley Supply Guaranty Agreement, the Ener-Tech Guaranty Agreement, the Time Energy Guaranty Agreement, the Contractors Guaranty Agreement and other documents, instruments, and certificates delivered or to be delivered pursuant to the foregoing or in connection with the transactions contemplated thereby, as amended from time to time as permitted thereby.


                 SUBSIDIARY OR SUBSIDIARIES - any corporation, limited liability company, or other entity (other than a partnership or joint venture) of which Borrower now or hereinafter owns, directly or indirectly, more than 50% of the voting power or in which Borrower has greater than a 50% economic interest or, with respect to which, in accordance with GAAP, the financial statements of such corporation, limited liability company or other entity are required to be consolidated with the financial statements of Borrower, or any partnership or joint venture with respect to which Borrower is or has liability as a partner (other than solely as a limited partner) and that is controlled or managed by Borrower, and with respect to which, in accordance with GAAP, the financial statements of such partnership or joint venture are required to be consolidated with the financial statements of Borrower, but expressly excluding arrangements that exist as a partnership only for tax purposes.

                 WARRANTS - shall mean those certain two warrants which each provide Lender the option to purchase that certain number of shares of common stock of Borrower representing an aggregate of 175,000 shares.

         1.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time of effect, to the extent applicable.

         1.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or where such Person is prohibited from taking such action, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         1.4 KNOWLEDGE. Except as specifically provided otherwise, any statement in this Agreement or any Subject Document that is expressed in terms of the knowledge or awareness of Borrower or any other Person, is intended to and shall be deemed to mean the actual present knowledge of any officer of Borrower or such other Person.

         1.5 REFERENCES. All references herein to one gender shall include the other. Unless otherwise expressly provided, all references to "Sections" are to sections of this Agreement and all references to "Schedules" are to the schedules attached hereto, each of which is made a part hereof for all purposes.

         1.6 COMPLIANCE WITH USURY LAW. It is expressly stipulated and agreed to be the intention of Borrower and Lender to comply at all times with applicable law governing the maximum rate or amount of interest payable on or in connection with the Lender Notes. Accordingly, if any of the transactions contemplated by or in connection with the Subject Documents or any other document or instrument would be usurious under applicable law now or hereafter governing the interest payable hereunder (including applicable United States federal law or applicable state law, to the extent not preempted by United States federal law), then in that event, notwithstanding anything to the contrary in the Subject Documents or otherwise, it is agreed as follows: (a) the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, taken, reserved, or received under the Lender Notes or any of the other

Subject Documents or otherwise in connection with the Lender Notes with respect thereto under no circumstances shall exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on such Lender Notes by the holder thereof (or if such shall have been paid in full, refunded to the Borrower); and (b) in the event that maturity of the Lender Notes is accelerated by reason of an election by the holder thereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment or conversion, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in such Lender Notes or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on such Lender Notes (or if such Lender Notes shall have been paid in full, refunded to Borrower), and the provisions of such Lender Notes and any other Subject Documents or other document or instrument shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced accordingly, without the necessity of the execution of any new document, so as to comply with the then applicable law. Determination of the rate of interest for purposes of determining whether this transaction is usurious under any applicable laws, to the full extent permitted by applicable law, shall be made by amortizing, prorating, allocating, and spreading throughout the full stated term hereof until payment in full, all sums at any time contracted for, charged, taken, reserved, or received from Borrower for the use, forbearance, or detention of money in connection herewith. To the extent that article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Lender for the purpose of determining the maximum rate of interest permitted by applicable law, Lender hereby elects to determine the applicable rate ceiling under such article by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law.

         1.7     NOTE AGREEMENT.  This Agreement hereby constitutes a renewal,
modification, extension and amendment of the Note Agreement.   All of the terms
and provisions of the Note Agreement shall remain in full force and effect and be supplemental to this Agreement except as specifically amended by this Agreement. In the event of any conflict between the Note Agreement and this Agreement, this Agreement shall control.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF BORROWER AND SUBSIDIARIES

         Each of the Borrower and Borrower Subsidiaries represent and warrant to Lender that, as of the date hereof:

         2.1 ORGANIZATION. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate its Properties, to conduct its business as such business now is, or presently is proposed to be, conducted, and to enter into this Agreement and the other Subject Documents to which it is, or is to become, a party and the transactions contemplated thereby and is duly qualified to do business in each other jurisdiction where the character of its Properties or business there conducted makes such qualification necessary, unless the failure to so qualify would not have a Material Effect. Each Borrower Subsidiary is a corporation duly formed, validly existing and in good standing under the laws of their respective states of incorporation and has all requisite corporate power and authority to own and operate its Properties, to conduct its business as such business now is, or presently is proposed to be, conducted, and to enter into this Agreement and the other Subject Documents to which it is, or is to become, a party and the transactions contemplated thereby and is duly qualified to do business in each other jurisdiction where the character of its Properties or business there conducted makes such qualification necessary, unless the failure to so qualify would not have a Material Effect.

         2.2     CAPITALIZATION.

         (a) All of the Borrower Subsidiaries are wholly owned by Borrower. Other than the Warrants, the Warrant granted to CF pursuant to the Note Agreement and as disclosed on Schedule 2.2 hereto, no warrants, options or any other agreements are outstanding that would permit any other party other than Lender to acquire any ownership interest in Borrower or any Subsidiary.

         (b) Except with respect to the Borrower Subsidiaries, Borrower does not own any other Subsidiaries, nor does it own an equity or ownership interest in any corporation, partnership, limited liability company, trust, unincorporated organization or other legal entity. Except as disclosed on
Schedule 2.2, there are no agreements or understandings that may require Borrower to issue additional shares of common stock or other equity Securities or to purchase any shares of common stock or other equity Security of Borrower or any other Security convertible into any of the foregoing.

         2.3 AUTHORIZATION AND ENFORCEABILITY. Each of the Borrower and the Borrower Subsidiaries has all necessary corporate power and authority (whether under its Organizational Documents, applicable law, or otherwise) to execute and deliver this Agreement, the Lender Notes, and the other Subject Documents and to perform all of its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement, the Lender Notes, and the other Subject Documents by Borrower and the Borrower Subsidiaries have been duly authorized by all requisite corporate action on the part of Borrower.
This Agreement has been duly executed and delivered by Borrower and Borrower Subsidiaries constitutes, and the Lender Notes and other Subject Documents when executed and delivered in accordance with the terms of this Agreement will constitute, a valid and binding obligation of Borrower and each Borrower Subsidiary, enforceable against Borrower and the Borrower Subsidiaries in accordance with their terms, except for the effect of bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally and of general equitable principles (regardless of whether arising in a proceeding in equity or law).

         2.4 FINANCIAL STATEMENTS. The balance sheets, the statements of operations and retained earnings, and the statements of cash flows for the fiscal quarter ended dated November 30, 1997, and the fiscal year ended February 28, 1997, fairly present in all material respects, in accordance with GAAP applied on a consistent basis except as disclosed in the notes thereto, the financial position and the results of operations of Borrower as at the dates and for the periods therein set forth. Except as disclosed to Lender in any Schedule hereto or as otherwise disclosed in connection with this transaction, there are no Debts, liabilities or obligations, whether absolute, accrued, contingent or otherwise, of the Borrower as of the Execution Date that are not fully reflected in the November 30, 1997 and the February 28, 1997 balance sheets or the notes thereto, and that are reasonably likely, in one case or in the aggregate, to have a Material Effect, and, since such date there has been no Material Effect. Except as otherwise disclosed to Lender, to the best knowledge of Borrower, there has been no occurrence or other event or condition that might reasonably be expected to result in a Material Effect after the date hereof, excluding any occurrence or other event or condition affecting the United States' economy or the industry of the Borrower generally. With respect to Debt in the ordinary course of business, Borrower is current on all such Debt except trade debt and except as disclosed to the Lender on Schedule 2.4.

         2.5 BUSINESS. Borrower and the Borrower Subsidiaries are in the business principally of manufacturing and distributing heating, ventilation, air conditioning and refrigeration products.

         2.6 PENDING LITIGATION. Except as disclosed on Schedule 2.6, there is no action, suit, proceeding, arbitration, or investigation pending against Borrower or the Borrower Subsidiaries or, to the knowledge of Borrower or the Borrower Subsidiaries, (x) threatened against Borrower or the Borrower Subsidiaries, or (y) affecting any of Borrower's or the Borrower Subsidiaries' Properties, or (z) against any officer, director, or shareholder of Borrower or any of the Borrower Subsidiaries, in his capacity as such, or relating to his activities with Borrower or the Borrower Subsidiaries, in each case, that would reasonably be expected to result in a Material Effect. Except as disclosed in
Schedule 2.6, neither Borrower nor any of the Borrower Subsidiaries is in default with respect to any order of any court, other governmental agency, or arbitrator.

         2.7 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. On the basis of what Borrower actually knows or should have known after due inquiry, (i) the business and operations of Borrower and the Borrower Subsidiaries have been and are being conducted in accordance with all judgments, orders, and decrees and all laws, rules, and regulations to which it or its Properties is subject, including without limitation, all franchising laws, (ii) Borrower and each of its Subsidiaries have obtained all licenses, permits, franchises, and other governmental authorizations required in connection with the ownership of its Properties or the conduct of its business except, in each case, where the failure to so comply or obtain would not have a Material Effect, (iii) Borrower and each of its Subsidiaries have performed in all material respects all obligations it is required to perform to date and is not in violation of or in default under any of its Organizational Documents or any loan agreement, promissory note, mortgage, lease, contract, commitment, or agreement to which it is a party or by which it or any of its Properties may be bound, and (iv) no event or condition has occurred and is continuing that constitutes, or, with the giving of notice or passage of time, or both, would constitute a violation or default by it under any of the foregoing except, in each case, where failure to so perform or not be in violation or default or where the occurrence of any such event or condition would not have a Material Effect.

         2.8 NO DEFAULTS. No condition or event has occurred and is continuing that constitutes a Default or an Event of Default.

         2.9 GOVERNMENTAL CONSENTS; OFFERING OF NOTES. On the basis of what Borrower and the Borrower Subsidiaries actually know or should have known after due inquiry, the execution, delivery, and performance by Borrower and the Borrower Subsidiaries of this Agreement, the Lender Notes, the Warrants, and the other Subject Documents, and the use of the proceeds of the Lender Notes, with or without the giving of notice or the passage of time or both, will not
(x) violate any provision of any law, rule, regulation, judgment, order, or decree of any court, other governmental agency, or arbitrator to which Borrower or the Borrower Subsidiaries or any of their Properties is subject, or any provision of their respective Organizational Documents, or (y) result in the breach by it or constitute a default by it under any indenture, contract, or other agreement, document, or instrument to which Borrower or any Borrower Subsidiary is a party or by which they or any of their Properties may be bound, except where any such breach or default would not have a Material Effect or (z) result in the creation or imposition of any Lien of any nature whatsoever upon any Properties of Borrower or the Borrower Subsidiaries. No consent, authorization, approval, permit, or order of, or declaration to or filing with, any court, governmental agency, or arbitrator is or will be required by Borrower or the Borrower Subsidiaries in connection with the execution, delivery, and performance of this Agreement and the other Subject Documents by Borrower and the Borrower Subsidiaries or the offer, issuance, sale, or delivery of the Lender Notes. None of Borrower, its Affiliates, and any Persons acting on behalf of any of them has, directly or indirectly, sold or offered for sale, or solicited any offers to buy, the Lender Notes, or otherwise approached or negotiated with any Person, so as to subject the offer or sale of the Lender Note to the provisions of Section 5 of the 1933 Act or to comparable registration provisions of any applicable state securities laws.

         2.10 TAXES. Borrower and each of the Borrower Subsidiaries have prepared and duly and timely filed with the appropriate governmental agencies all federal, state, and local income, franchise, real and personal property, excise, severance, payroll, and other tax returns and reports required to be filed, except where failure to so file would not have a Material Effect and, except as permitted by Section 6.5, has paid all taxes shown to be due thereon. Neither Borrower nor any of the Borrower Subsidiaries has executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax or is not a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes that has been asserted against Borrower or the Borrower Subsidiaries remains unpaid.
Borrower at Lender's request will provide copies of its federal tax returns for the fiscal years ended February 28, 1996 and 1997.

         2.11 USE OF PROCEEDS. Simultaneous with the execution hereof, Borrower will use the proceeds of the Lender Notes solely for the purposes of repaying in full the St. James Loan. No such proceeds shall be used in violation of any law, rule, regulation, judgment, order, or decree of any court, other governmental agency, or arbitrator, and no Default or Event of Default shall exist immediately following the use of such proceeds on account of such use. None of the transactions contemplated by this Agreement or any other Subject Document will violate or result in violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G (12 C.F.R. Section 207, as amended), T (12 C.F.R.
Section 220, as amended), and X (12 C.F.R. Section 224, as amended) of the Board of Governors of the Federal Reserve System, or any law or regulation concerning foreign investment, and Borrower neither owns nor intends to carry or purchase with the proceeds any "margin security" within the meaning of said Regulation G or X, including without limitation, margin securities originally issued by it.

         2.12 INSURANCE COVERAGE. Borrower and each of the Borrower Subsidiaries maintain all the insurance required to be maintained by them to satisfy their obligations under Section 6.16. All required premiums currently due as to all insurance policies maintained by Borrower and the Borrower Subsidiaries have been paid and all such policies are in full force and effect. The insurance coverage maintained by Borrower and each of the Borrower Subsidiaries has been obtained by Borrower and each of the Borrower Subsidiaries in such amounts as similar assets are customarily insured by companies of established reputation which own similar assets.

         2.13    [INTENTIONALLY OMITTED].

         2.14 RESTRICTIONS ON BORROWER. Neither Borrower nor any of the Borrower Subsidiaries is: (a) a party to any contract or agreement, or subject to any corporate or other restriction, that could reasonably be expected to have a Material Effect, (b) a party to any material contract or agreement that restricts the right or ability of Borrower to incur Debt, other than this Agreement, the other Subject Documents and the Loan and Security Agreement with the Senior Lender, and, except for the Liens granted to the Lender or the Senior Lender, neither Borrower nor any of the Borrower Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any Lien upon any Property of Borrower or any of the Borrower Subsidiaries, whether now owned or hereafter acquired.

         2.15 EMPLOYEE MATTERS. Except with respect to the Borrower's 401(k) plan and as disclosed on Schedule 2.15:

                 (a) neither Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained, or contributed to, any "employee pension benefit plan," as such term is defined in section 3(2) of ERISA, that is intended to be qualified under sections 401 and 501 of the Code; and without limiting the scope of the foregoing, neither Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained, or contributed to, (i) any employee pension benefit plan that is subject to title IV of ERISA or (ii) any "multiemployer plan," as such term is defined in
         Section 3(37) or 4001(a)(3) of ERISA;

                 (b) no act or transaction has occurred that could result in imposition on Borrower or any ERISA Affiliate (either directly or indirectly by reason of any indemnification or hold-harmless agreement) of a tax or penalty imposed pursuant to Section 4975 of the Code or Section 502 of ERISA; and

                 (c) neither Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to any "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, or to any other plan which provides benefits to former employees thereof, that may not be terminated by such Borrower in its sole discretion at any time without any material liability to it.

         2.16 REGULATORY STATUS. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of any of the foregoing or a "public-utility company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or regulated as a utility or common carrier under any other federal, state, or local law. Borrower is not an "investment company" or a company "controlled" by an "investment company,"as such terms are defined in the Investment Company Act of 1940, as amended, and Borrower is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under section 8 of such Act.

         2.17 BROKERS AND FINDERS. Except as disclosed on Schedule 2.17 hereto, no Person has any right, interest, or valid claim against Lender, Borrower, or any Affiliate of Borrower because of any agreement, undertaking, act or omission of Borrower or any Affiliate of Borrower or other Person acting on behalf of Borrower or any Affiliate of Borrower for any commission, fee, or other compensation as a result of the transactions contemplated by this Agreement or the Subject Documents.

         2.18 DISCLOSURE. The information furnished in writing by or on behalf of Borrower or any Affiliate of Borrower to Lender pursuant to or in connection with this Agreement or the transactions contemplated hereby, which information addresses or otherwise relates to the subject matter hereof or of any of the other Subject Documents, taken as a whole, does not contain any untrue statement of a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they are made and taking into account any update thereof; provided, however, that in the case of projections, Borrower represents and warrants only the factual information serving as a basis for such projections and not the assumptions and estimates therein. There is no fact or circumstance that Borrower knows or reasonably should have known and that is not disclosed to Lender in writing, that would have a Material Effect.

         2.19 PERMITS, LEASES AND CONTRACTS. Borrower will furnish Lender within five (5) days of request by Lender, a list of all permits, leases and contracts to which Borrower and each Borrower Subsidiary is a party as of the date hereof which require payments by Borrower or any Borrower Subsidiary, in excess of $25,000 on an annual basis other than the Subject Documents and other than purchase and sale orders in the ordinary course of business.

         2.20 RECEIPT OF REASONABLY EQUIVALENT VALUE; NO INSOLVENCY. Borrower has received reasonably equivalent value in exchange for its obligations under this Agreement and the other Subject Documents to which Borrower may be a party. Borrower is not insolvent nor will Borrower become insolvent as a result of the transactions contemplated by this Agreement and the other Subject Documents.

         2.21 WARRANTS. The number of shares of Borrower that may be purchased pursuant to the Warrants aggregates One Hundred Seventy-Five Thousand (175,000) shares of the common stock of Borrower.

         2.22 AFFILIATE TRANSACTIONS. Neither Borrower nor any Borrower Subsidiary has entered into any transaction with an Affiliate except in the ordinary course of business on terms no less favorable to Borrower or Borrower Subsidiary, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate except that inventory and fixed assets may be sold or transferred between Affiliates.

         2.23 ENVIRONMENTAL LAWS. To the best of each of the Borrower's and each Borrower Subsidiaries' knowledge, except as disclosed on Schedule 2.23:

                 (a) the business and Properties of the Borrower and the Borrower's Subsidiaries have been operated in compliance with all applicable Environmental Laws, noncompliance with which would have a Material Effect;

                 (b) none of the Borrower and the Borrower's Subsidiaries has received any written communication, whether from a governmental authority, citizens' group, employee, or otherwise, alleging that the Parent or any Subsidiary is not in compliance with any Environmental Law applicable to it and its business and Properties which allegation is reasonably likely to be true and, if true, to have a Material Effect; and

                 (c) no "Hazardous substance," as such term is define din the federal Comprehensive Environmental Response, Compensation, and Liability Act, no petroleum or petroleum products, and no "solid waste," as such term is defined in the federal Resource Conservation and Recovery Act, has been leaked, spilled, deposited, or otherwise released in violation of any Environmental Laws by the Parent or any Subsidiary on any Property owned or operated by the Parent or any Subsidiary, and neither the Parent nor any Subsidiary has handled, treated, stored, or disposed of, or arranged for the handling, treatment, storage, or disposed of, any production in the ordinary course of business), or solid waste in violation of any Environmental Laws by the Borrower or any Subsidiaries on any Property not currently owned by the Borrower or a Borrower's Subsidiaries , which violation would have a Material Effect.

         SECTION 3.  LENDER LOAN

         3.1 LENDER LOAN. Subject to the terms and conditions herein, Lender agrees to make the Lender Loan to Borrower.

         3.2 LENDER'S CONDITIONS. Lender's obligation to make the Lender Loan pursuant to Section 3.1 shall be subject to the satisfaction or waiver by it in writing of the following conditions precedent:

                 (a) REPRESENTATIONS AND WARRANTIES TRUE - each of the representations and warranties made by Borrower and the Borrower Subsidiaries in this Agreement, any other Subject Document, or any certificate delivered pursuant hereto or thereto shall be true and complete as of the Execution Date;

                 (b) COMPLIANCE WITH THIS AGREEMENT - Borrower and each Borrower Subsidiary shall have performed and complied with all agreements and conditions on its part required to be performed or complied with pursuant to this Agreement and the other Subject Documents on or before the Execution Date;

                 (c) NO MATERIAL EFFECT - no event shall have occurred and no condition shall exist that has resulted or, in Lender's good-faith judgment, will result in a Material Effect;

                 (d) OFFICERS' CERTIFICATES - Lender shall have received Officers' Certificates from Borrower and each of the Borrower Subsidiaries dated the Execution Date, in a form mutually acceptable to Borrower and Lender, certifying that (i) the conditions specified in Section 3.2(a), (b) and (c) have been fulfilled, and (ii) no event has occurred and no condition exists that has resulted in or, in such officers' good-faith judgment, will result in a Material Effect;

                 (e) SECRETARY'S CERTIFICATES - the Secretary of Borrower and each Borrower Subsidiary shall have delivered to Lender (i) certified copies of Borrower's and each Borrower Subsidiary's Organizational Documents and of resolutions of Borrower's and each Borrower Subsidiary's board of directors and, if required, by their shareholders authorizing Borrower's and each Borrower Subsidiary's execution, delivery, and performance of this Agreement, the Lender Notes, and the other Subject Documents to which it is or is to become a party, which resolutions shall provide that they may be relied upon by Lender unless Lender is notified subsequent to the Execution Date by Borrower to the contrary, and (ii) a certificate of incumbency dated the Execution Date with respect to each individual executing this Agreement, the Lender Notes, or any other Subject Document on Borrower's or any Borrower Subsidiary's behalf;

                 (f) LENDER NOTES - Borrower shall have executed and delivered to Lender the Lender Notes dated the Execution Date in the aggregate principal amount of One Million Five Hundred Forty Thousand and No/100 Dollars ($1,540,000.00). The Lender Notes shall bear interest at the rate of twelve and one-half percent (12.5%) per annum;

                 (h) SECURITY AGREEMENT AND FINANCING STATEMENTS - Borrower shall have executed and delivered to Lender a Security Agreement, together with as many executed copies as may be reasonably required by Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant thereto;

                 (i) OPINION OF COUNSEL - Robert D. Remy, counsel for Borrower, shall have delivered to Lender an opinion in form and substance reasonably satisfactory to Lender and Lender's counsel;

                 (j) PROCEEDINGS SATISFACTORY - all proceedings taken in connection with the issuance of the Lender Notes and the execution and delivery of all Subject Documents shall be reasonably satisfactory to Lender and Lender's counsel, and Lender and Lender's counsel shall have received copies of such closing documents as they may reasonably request in connection therewith, all in form and substance satisfactory to Lender and Lender's counsel;

                 (k) INSURANCE - Borrower shall have delivered to Lender on the Execution Date or within a reasonable time thereafter (i) evidence satisfactory to Lender that it has secured the "key man" policy required by Section 6.16, and (ii) a collateral assignment of such "key man" policies in favor of Lender; and

                 (l) DUE DILIGENCE FEE - Lender shall have received from Borrower on or before the Execution Date a total due diligence fee of two percent (2.0%) of the Lender Loan, such amount being equal to Thirty Thousand Eight Hundred and No/100 Dollars ($30,800), which shall be due and payable on the Execution Date.

                 (m) SBA DOCUMENTS - Borrower shall deliver to Lender on the Execution Date all of the SBA Documents executed by Borrower as required.

                 (n) DUE DILIGENCE - the Lender shall be satisfied in its sole discretion with the results of its due diligence review of the Properties, operations, and business (existing and prospective) of the Borrowers.

                 (o) FIRST AMENDED AND RESTATED CONSULTING AGREEMENT - Borrower shall have executed and delivered to Lender a First Amended and Restated Consulting Agreement with Lender.

                 (p) ACR SUPPLY CONFIRMATION OF SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) ACR Supply shall have executed and delivered to the Lender a Confirmation of Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant thereto,
         (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) ACR Supply shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (q) TOTAL SUPPLY CONFIRMATION OF SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) Total Supply shall have executed and delivered to the Lender a Confirmation of Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant thereto,
         (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Total Supply shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (r) HEATING CONFIRMATION OF SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) Heating shall have executed and delivered to the Lender a Confirmation of Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant thereto, (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Heating shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (s) WEST COAST CONFIRMATION OF SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) West Coast shall have executed and delivered to the Lender a Confirmation of Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant to thereto,
         (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) West Coast shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (t) FLORIDA COOLING SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) Florida Cooling shall have executed and delivered to the Lender a Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant to thereto, (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Florida Cooling shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (u) LIFETIME FILTER SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) Lifetime Filter shall have executed and delivered to the Lender a Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant to thereto, (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Lifetime Filter shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (v) VALLEY SUPPLY SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) Valley Supply shall have executed and delivered to the Lender a Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant to thereto, (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Valley Supply shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (w) TIME ENERGY SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) Time Energy shall have executed and delivered to the Lender a Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant to thereto, (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Time Energy shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (x)      ENER-TECH SECURITY AGREEMENT AND FINANCING STATEMENTS
         - (i) Ener-Tech shall have executed and delivered to the Lender a Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant to thereto, (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Ener-Tech shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (y) CONTRACTORS SECURITY AGREEMENT AND FINANCING STATEMENTS - (i) Contractors shall have executed and delivered to the Lender a Security Agreement together with as many executed copies as may be required by the Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant to thereto, (ii) the Lender shall have received evidence that such financing statements have been filed in the jurisdictions requested by the Lender, and (iii) Contractors shall have delivered to the Lender all parts of the Collateral required to be delivered to the Lender in order to perfect the Liens created pursuant to such Security Agreement.

                 (z) CONFIRMATION OF BORROWER GUARANTY - the Borrower shall have executed and delivered to the Lender a Confirmation of Guaranty Agreement.

                 (aa) CONFIRMATION OF ACR SUPPLY GUARANTY - ACR Supply shall have executed and delivered to the Lender a Confirmation of Guaranty Agreement.

                 (bb) CONFIRMATION OF TOTAL SUPPLY GUARANTY - Total Supply shall have executed and delivered to Lender a Confirmation of Guaranty Agreement.

                 (cc) CONFIRMATION OF HEATING GUARANTY - Heating shall have executed and delivered to the Lender a Confirmation of Guaranty Agreement.

                 (dd) CONFIRMATION OF WEST COAST GUARANTY - West Coast shall have executed and delivered to the Lender a Confirmation of Guaranty Agreement.

                 (ee) FLORIDA COOLING GUARANTY - Florida Cooling shall have executed and delivered to the Lender a Guaranty Agreement.

                 (ff) LIFETIME FILTER GUARANTY - Lifetime Filter shall have executed and delivered to the Lender a Guaranty Agreement.

                 (ff) VALLEY SUPPLY GUARANTY - Valley Supply shall have executed and delivered to the Lender a Guaranty Agreement.

                 (gg) TIME ENERGY GUARANTY - Time Energy shall have executed and delivered to the Lender a Guaranty Agreement.

                 (hh) ENER-TECH GUARANTY - Ener-Tech shall have executed and delivered to the Lender a Guaranty Agreement.

                 (ii) CONTRACTORS GUARANTY - Contractors shall have executed and delivered to the Lender a Guaranty Agreement.

                 (jj) CONFIRMATION OF STOCK PLEDGE AGREEMENT - the Borrower shall have executed and delivered to the Lender a Confirmation of Stock Pledge Agreement and all of the shares of stock of the Borrowing Subsidiaries to be delivered to the Lender pursuant thereto in the form required by such Confirmation of Stock Pledge Agreement.

                 (kk) REGISTRATION RIGHTS AGREEMENTS - the Borrower shall have executed and delivered to the Lender a Registration Rights Agreements for each of CF and Southwest/Catalyst.

         3.3 INVESTMENT. Lender represents to Borrower that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D under the 1933 Act and that it is acquiring the Lender Notes and the Warrants for its own account for the purpose of investment and not with a view to resale or distribution thereof in violation of any securities law, and Lender has no present intention of selling or distributing the Lender Notes or the Warrants in violation of any securities law. It is understood that, in making its representations and warranties in Section 2.9, Borrower is relying, to the extent applicable, upon the representations in this Section 3.3.

         3.4 EXPENSES. Borrower shall pay on the Execution Date (a) all reasonable fees and expenses by Borrower, of Boyer, Ewing & Harris Incorporated, Lender's counsel, in connection with the negotiation, preparation, delivery and execution of the Subject Documents and any related amendment, waiver or consent, and (b) after an Event of Default, all reasonable out-of-pocket costs, fees and expenses of Lender paid or incurred by Lender in connection with the enforcement of the obligations of the Borrower arising under the Subject Documents (including, but not limited to, reasonable attorneys' fees, expenses and court costs).


SECTION 4. PAYMENTS

         4.1     [INTENTIONALLY OMITTED].

         4.2 VOLUNTARY PREPAYMENT. As of any Business Day, but only if Borrower shall have notified Lender specifying the date therefor no later than the second day before such date, Borrower may prepay all or part of the principal amount outstanding under the Lender Notes; provided, however, that
(i) in the event that the Average Trading Price of Borrower's common stock is less than $3.50 per share at the time of the prepayment, in connection with any prepayment during the three years following the Execution Date, Borrower shall pay Lender a prepayment fee equal to three percent (3%) of the amount prepaid during the first year, two percent (2%) of the amount prepaid during the second year, and one percent (1%) of the amount prepaid during the third year, (ii) in the event that the Average Trading Price of Borrower's common stock is equal to or greater than $3.50 but less than $4.00 per share at the time of the prepayment, in connection with any prepayment during the three years following the Execution Date, Borrower shall pay Lender a prepayment fee equal to one percent (1%) of the amount prepaid during either the first year, the second year or the third year, and (iii) in the event that the Average Trading Price of Borrower's common stock is equal to or greater than $4.00 per share at the time of the prepayment, there will be no prepayment penalty; and provided, further, that any prepayment of principal must be in the amount of at least $50,000.00. After the third anniversary of the Execution Date, Borrower may from time to time prepay all or part of the principal amount outstanding under the Lender Notes, so long as such payment is at least $50,000.00, without penalty or premium of any kind, but with accrued interest to the date of prepayment on the amount so prepaid, provided that any prepayments of principal shall be applied to the principal installments due on the Lender Notes in inverse order of their maturities.

         4.3 APPLICATION OF PAYMENTS. All payments received in respect of the Lender Notes, this Agreement, or the Subject Documents shall be applied first to the unpaid costs and expenses for which Borrower is liable to Lender under the Subject Documents and for which Borrower has been billed by Lender, next to interest on the Lender Notes, and next to principal on the Lender Notes.

         4.4 INTEREST. Interest on the Lender Notes shall be twelve and one-half percent (12.5%) per annum and shall be computed on a daily basis consisting of a 360-day year. Interest on obligations of Borrower pursuant to this Agreement (other than obligations of Borrower pursuant to the Lender Notes) shall bear interest if not paid when due at the Default Rate.

         4.5 DIRECT PAYMENT. The Borrower shall pay all amounts payable with respect to the Lender Notes (without any presentment of the Lender Notes and without any notation of such payment being made thereon) and the other Subject Documents by either (a) wire transfer of immediately available funds for credit prior to the close of business Houston time on the date such payment is due to CF's Account Number 900-622-2 at Southwest Bank of Texas (ABA #113011258) and to Southwest/Catalyst's Account Number 9033947 at Southwest Bank of Texas (ABA# 113011258), or (b) checks delivered on the date such payment is due to the Lender's offices. Such wire transfer instructions may be changed to that specified by notice from the Lender thereof to the Borrower on or before the 10th day prior to the date fixed for such payment; provided, however, that if multiple Persons shall constitute the Lender, the Borrower shall be required to make payment only to the Lenders' Representative and the Lenders' Representative shall be fully responsible for distributing such payment to the appropriate Person(s) constituting the Lender. Each such payment shall be accompanied by sufficient information to identify the source and the application thereof. The Lender agrees that in the event it shall sell or transfer any of the Lender Notes in accordance with the provisions of Section 5, (a) prior to delivering such Lender Note to the purchaser or transferee, it shall make a notation thereon of all principal, if any, paid on such Lender Note and will also note thereon the date to which interest has been paid on such Lender Note, and (b) it promptly shall notify the Borrower of the name and address of the transferee of such Lender Note; provided, however, that failure to comply with the preceding provisions of this sentence shall not relieve the Borrower of its obligations to make payments under such Lender Note as and when the same become due.

SECTION 5.  CERTAIN PROVISIONS REGARDING THE LENDER NOTES

         5.1 TRANSFER OF LENDER NOTES. Following any transfer of either of the Lender Notes or interest therein by Lender, or any merger or other change in Lender's name or identity, upon surrender of such Lender Notes at the address of Borrower described in Section 9.1, Borrower, at the request of Lender and at Lender's expense, shall execute and deliver a new note or notes in exchange therefor in an aggregate principal amount equal to the unpaid principal amount of the surrendered Lender Note. Each such new note shall be payable to such Person as Lender may request and shall be a note substantially in the form of the Lender Note, as applicable, and dated the date upon which the Lender Note was surrendered.

         5.2 REPLACEMENT OF LENDER NOTES. Upon receipt by Borrower of evidence reasonably satisfactory to it of the ownership of either of the Lender Notes and that such Lender Note has been lost, stolen, destroyed, or mutilated and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to Borrower, or (ii) in the case of mutilation, upon surrender thereof, Borrower at Lender's expense, will execute and deliver in lieu thereof a new Lender Note in the form and the denomination of, issued in the name of Lender, and dated the date of such lost, stolen, destroyed, or mutilated Lender Note, which former Lender Note shall be deemed canceled. Every new note issued pursuant to this Section 5.2 in lieu of any destroyed, lost, stolen, or mutilated Lender Note shall constitute an original contractual obligation of Borrower, and Lender shall be entitled to all the benefits of this Agreement; provided, however that Lender shall indemnify and hold harmless Borrower from any liability that might arise from issuance of a replacement Lender Note.

SECTION 6. BORROWER'S BUSINESS COVENANTS

         Borrower covenants that on and after the date hereof and as long thereafter as any of the indebtedness evidenced by either of the Lender Notes or any other Subject Document but excluding the Warrants is outstanding:

         6.1 PAYMENT OF LENDER NOTES, ETC. Borrower shall punctually pay or cause to be paid the principal and interest to become due in respect of the Lender Notes according to the terms thereof. Borrower shall perform its respective obligations under all other Subject Documents to which it is or becomes a party.

         6.2 USE OF PROCEEDS. Borrower shall use the proceeds of the Lender Notes for the purposes described in Section 2.11, and shall obtain an assignment of all liens of St. James to Lender. No proceeds from the Lender Notes shall be used for any purpose other than those described in Section 2.11 without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed.

         6.3 BUSINESS. Without the prior written consent of Lender, Borrower shall not engage in any business other than the activities described in Section 2.5.

         6.4 MAINTENANCE OF EXISTENCE AND STATUS. Borrower and each of the Borrower Subsidiaries shall (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other applicable existence, and, except where failure to do so would not have a Material Effect,
(b) qualify or register as a foreign corporation, limited partnership or other entity, as applicable, in each jurisdiction in which the nature of its Properties or business makes such qualification necessary, and (c) cause the representations and warranties in Section 2.1 to remain true and correct.

         6.5 PAYMENT OF TAXES AND CLAIMS. Borrower and the Borrower Subsidiaries shall each pay, before they become delinquent:

                 (a) all relevant taxes, assessments, and governmental charges or levies imposed upon it or its Property, and

                 (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property;

provided, however, that any of the foregoing items need not be paid (i) while being contested in good faith and by appropriate proceedings or while levy and execution thereon have been stayed, and so long as adequate book reserves or other action required by GAAP have been established with respect thereto, (ii) payment thereof is covered in full (subject to the customary deductible) by insurance, or (iii) so long as the failure to pay timely any such items, singly or in the aggregate, does not have a Material Effect.

         6.6 SALE OR TRANSFER OF ASSETS OR MERGER. (a) Except for sales of goods in the ordinary course of business, without the consent of Lender, neither Borrower nor any of the Borrower Subsidiaries shall sell, lease, transfer, or otherwise dispose of any of its Properties without the prior written consent of Lender other than (i) the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (ii) occasional sales of immaterial assets for consideration not less than fair market value, (iii) dispositions of assets that are obsolete or have negligible fair market value, and (iv) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment); provided however, Borrower and the Borrower Subsidiaries may sell, lease, transfer, or otherwise dispose of any of their Properties without the prior written consent of Lender to the extent that such transfers or dispositions do not exceed the amount of $100,000.00 in aggregate per annum.

                 (b) Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it.

         6.7 DEBT. Without the prior written consent of Lender, neither Borrower nor Lender shall have or incur any Debt other than (a) the indebtedness described on Schedule 6.7 attached hereto, and (b) provided that no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, new purchase money Debt or other Debt not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in any calendar year.

         6.8 LIENS AND ENCUMBRANCES. Except for the Liens securing the Senior Debt, neither Borrower nor any of the Borrower Subsidiaries shall cause, permit, or agree or consent to cause in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien, except:

                 (a) Liens securing taxes, assessments, or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons, provided the payment thereof is not at the time required by Section 6.5;

                 (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security, and other like laws or (ii) to secure the performance of letters of credit, bids, tenders, contracts, leases, statutory obligations, surety, appeal, and performance bonds, and other similar obligations not incurred in connection with the borrowing of money, or the obtaining of advances, or the payment of the deferred purchase price of Property; but only to the extent in each such case Borrower is in substantial compliance with the material obligations relating to the foregoing;

                 (c) attachments, judgments, and other similar Liens arising in connection with court proceedings, including, without limitation, adverse judgments on appeal provided the execution or other enforcement of such Liens is effectively stayed within 60 days after the entry thereof and the claims secured thereby are being contested in good faith and by appropriate proceedings, or as long as adequate book reserves or other action required by GAAP have been established with respect thereto, or payment thereof is covered in full (subject to the customary deductible) by insurance;

                 (d) Liens securing the Lender Notes and other obligations under the Subject Documents;

                 (e) purchase money Liens on assets other than inventory not to exceed $100,000 in the aggregate;

                 (f) purchase money Liens on inventory not to exceed 25% of the consolidated inventory (as defined by GAAP) of Borrower;

                 (g)      other Liens that arise by operation of law;

                 (i) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

                 (j) any interest or title of a lessor in assets being leased to Borrower;

                 (k) Liens on real property and equipment of Lifetime Filter securing indebtedness to O'Leary Family Partnership;

                 (l) Liens on equipment of Contractors securing indebtedness to Gambray, Inc.;

                 (m) Liens on real property of ACR Supply, Inc. securing indebtedness to NationsBank of Texas, N.A.; and

                 (n) Liens on assets purchased with borrowings under $500,000 term loan from Senior Lender.

         6.9     BORROWER'S FINANCIAL COVENANTS.

         (a) The amount derived by dividing (i) the consolidated EBITDA of Borrower by (ii) the consolidated interest expense of Borrower, ("Times Interest Earned") as calculated by amounts derived from the Parent's audited income statements for the fiscal years ending on the last day of February of each of 1998, 1999, 2000, 2001, 2002, and 2003 shall, at a minimum, equal 2.0.

         (b) Borrower's consolidated net income before income taxes ("NIBT"), as calculated four (4) times per year on a rolling quarter basis for the current quarter and the most recent three prior quarters as determined from amounts reflected on Borrower's unaudited consolidated income statements as of August 31, November 30, and May 31, and on Borrower's audited consolidated income statements as of the last day of February, of each of 1998, 1999, 2000, 2001, 2002, and 2003 (to the extent set forth below) shall, at a minimum, be at least $1,000,000.

         (c) Borrower's consolidated net book value of tangible assets, as calculated by amounts reflected on Borrower's unaudited consolidated balance sheets as of August 31, November 30, and May 31, and on Borrower's audited consolidated balance sheets as of the last day of February, of each of 1998, 1999, 2000, 2001, 2002, and 2003 (to the extent set forth below) shall, at a minimum, be $500,000.00.

         (d) Borrower's consolidated ratio of Funded Debt to the net book value of tangible assets ("Debt to Worth Ratio") as calculated by amounts reflected on Borrower's consolidated unaudited balance sheets as of August 31, November 30, and May 31, and on Borrower's audited consolidated balance sheets as of the last day of February, of each of 1998, 1999, 2000, 2001, 2002, and 2003 (to the extent set forth below) shall, at a maximum, be 2.75.

         (e) Borrower's consolidated current ratio (current assets divided by current liabilities) as calculated by amounts reflected on Borrower's unaudited consolidated balance sheets as of August 31, November 30, and May 31, and on Borrower's audited consolidated balance sheets as of the last day of February, of each of 1998, 1999, 2000, 2001, 2002, and 2003 (to the extent set forth below) shall, at a minimum, be 1.75.

         6.10 DISTRIBUTIONS. Borrower may not declare, make or permit (or incur any liability to make, declare or permit) any Distribution without the prior written consent of Lender.

         6.11 COMPLIANCE WITH LAWS. Borrower and each Borrower Subsidiary shall conduct their business and affairs and maintain their Properties in compliance with all applicable laws, rules, regulations, judgments, orders, and decrees (including, without limitation, environmental laws) the failure to comply with which would have a Material Effect.

         6.12    ERISA COMPLIANCE.  Except to the extent necessary to operate
the Borrower's   401(k) plan, Borrower shall not, and shall not permit any
ERISA Affiliate to:

                 (a) engage in any "prohibited transaction," as such term is defined in section 406 of ERISA or section 4975 of the Code;

                 (b) sponsor, maintain, or contribute to any "employee pension benefit plan," as such term is defined in section 3(2) of ERISA, that is subject to title IV of ERISA;

                 (c) contribute to or assume an obligation to contribute to any "multi-employer plan," as such term is defined in section 3(37) or 4001(a)(4) of ERISA; or

                 (d) acquire an interest in a Person that causes such Person to become an ERISA Affiliate if such Person sponsors, maintains, or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any multiemployer pension plan or (ii) any employee pension benefit plan that is subject to title IV of ERISA.

         6.13 TRANSACTIONS WITH AFFILIATES. Neither Borrower nor any Borrower Subsidiary will enter into any transaction with an Affiliate except in the ordinary course of business on terms no less favorable to Borrower or Borrower Subsidiary, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate except that inventory and fixed assets may be sold or transferred between Affiliates.

         6.14 WARRANTS AND REGISTRATION RIGHTS AGREEMENT. For and in consideration of the consulting services to be provided by Lender to Borrower from time to time, Borrower shall execute and deliver as of the Execution Date, the Warrants and the Registrations Rights Agreements.

         6.15    [INTENTIONALLY OMITTED]

         6.16 INSURANCE. Borrower and the Borrower Subsidiaries will maintain insurance in full force and effect with insurance companies of recognized standing on all of its properties of an insurable nature in such manner and amounts and against such casualties and contingencies as similar assets are customarily insured by companies of established reputation which own similar assets. Borrower and the Borrower Subsidiaries shall also maintain in full force and effect with insurance companies of recognized standing general liability, worker's compensation, health, medical, and such other insurance as is customarily maintained by companies that own assets similar to that of Borrower and the Borrower Subsidiaries and as may be reasonably requested by the Lender in amounts reasonably requested by the Lender. In addition, Borrower will secure and pay for "key man" insurance policies covering Alex Trevino, Jr., which policy shall (i) be in the amount of $2,000,000 and name Borrower as beneficiary thereunder; provided, however, that the amount of such key man life insurance can be reduced from time to time so long as the amount of such life insurance is always equal to or greater than the aggregate outstanding principal balance of the Notes and the Lender Notes at any given point in time, (ii) be collaterally assigned to the Lender on terms acceptable to the Lender, (iii) provide for a minimum of 30 days' prior written notice to the Lender of any cancellation, and (iv) have a guaranteed renewal period of at least five (5) years from the Execution Date. At any time and from time to time, Borrower will furnish evidence of all insurance required by this Section
6.16 to the Lender upon request by the Lender.

         6.17    [INTENTIONALLY OMITTED]

         6.18 CERTAIN REGISTRATIONS OR APPROVALS. Borrower and the Borrower Subsidiaries shall not, and shall not permit any Person acting on behalf of it or any Affiliate to, take any action that would subject the offer or sale of the Lender Notes to the provisions of section 5 of the 1933 Act or to comparable provisions of any applicable state securities laws or that is intended to have the effect of preventing or otherwise hindering the sale of the Lender Notes by the Lender. If the Lender Notes require declaration or registration with or approval of any governmental official or authority (other than registration under the 1933 Act or state securities or blue sky laws), Borrower and the Borrower Subsidiaries at their sole expense shall take all requisite action in connection with such declaration and shall use all reasonable efforts to cause the Lender Notes to be duly registered or approved as may be required.

SECTION 7. INFORMATION AS TO BORROWER

         Borrower covenants that on and after the date hereof and as long thereafter as any of the indebtedness evidenced by the Lender Notes or any other Subject Document is outstanding:

         7.1 FINANCIAL AND BUSINESS INFORMATION. Borrower shall deliver, or shall cause to be delivered, to Lender, in such quantities as it reasonably may request:

                 (a) QUARTERLY STATEMENTS - promptly after preparation and in any event on or before the 45th day after each calendar quarter:

                          (i) consolidated and consolidating balance sheets of Borrower as at the end of such calendar quarter, and

                          (ii) consolidated and consolidating statements of operations and cash flow of Borrower for such calendar quarter; and

                          (iii) the consolidated EBITDA for Borrower for the most recently completed four fiscal quarters, and the then existing Funded Debt and interest expense for the preceding four quarters, expressed as a coverage ratio for purposes of compliance with Section 6.9 hereof;

         all in reasonable detail and certified as complete and correct in all material respects, in accordance with GAAP, subject to changes resulting from year-end adjustments, by the President or Chief Financial Officer of Borrower; and

                 (b) ANNUAL STATEMENTS - promptly after preparation and in any event on or before the 90th day thereafter:

                          (i) consolidated and consolidating balance sheet of Borrower as at the end of such year, and

                          (ii) consolidated and consolidating statements of consolidated operations and cash flow of Borrower for such year, all in reasonable detail and accompanied by an opinion on such statements of independent certified public accountants of recognized standing selected by Borrower, which opinion shall state that (x) except as expressly set forth in such opinion, such consolidated financial statements of Borrower fairly present in all material respects the consolidated financial condition and results of operations and cash flow of Borrower in accordance with GAAP (except for changes in application in which such accountants concur), and (y) the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances;

                 (c) REPORTS AND ANNOUNCEMENTS - (i) promptly upon its becoming available, and in any event within fifteen (15) days of filing or receipt, as applicable, copies of each regular or periodic report and any registration statement, prospectus, or material written communication in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission, state securities agency, or any successor agency, or (ii) promptly after issuance, a copy of any press release intended for distribution by multiple media sources;

                 (d) ERISA - promptly upon becoming aware of the occurrence of any "reportable event," as such term is defined in section 4043 of ERISA, or "prohibited transaction," as such term is defined in section 406 of ERISA or section 4975 of the Code, in either case in connection with any employee pension benefit plan or trust created thereunder with respect to Borrower or any ERISA Affiliate, a written notice specifying the nature thereof, what action is being taken or is proposed to be taken with respect thereto and, when known, any action taken by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

                 (e) NOTICE OF DEFAULT OR EVENT OF DEFAULT - as soon as practicable, but in any event on or before the fifth (5th) Business Day after becoming aware of the existence of a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto;

                 (f) BANKRUPTCY EVENT - immediately following, but in any event on or before the third (3rd) Business Day, the occurrence of an event of the type described in Section 8.1(f), (g), or (h), a written notice specifying such event and its status; and

         (g) REQUESTED INFORMATION - promptly following request, such other data and information respecting the business affairs, assets and liabilities of Borrower and its Subsidiaries not otherwise required to be kept confidential in accordance with any agreement or applicable law (but only if any disclosure of such information will not constitute a waiver of any attorney-client privilege) as from time to time reasonably may be requested by Lender.

Notwithstanding anything to the contrary contained in this Section 7.1, in the event that counsel to Borrower reasonably determines that the disclosure of any of the foregoing information might reasonably be expected to result in a violation of applicable federal or state securities laws, then Borrower shall be permitted to postpone furnishing such information or portion thereof until such potential violation of applicable securities laws no longer exists.

         7.2 INSPECTION. Upon reasonable notice and at reasonable intervals and at the Lender's expense, Borrower shall allow Lender or Lender's representative (including representatives of the United States Small Business Administration) during business hours or at other reasonable times to inspect any of its or Borrower Subsidiaries' Properties, to review reports, files, and other records not otherwise required to be kept confidential in accordance with any agreement or applicable law (but only if any disclosure of such information by Borrower will not constitute waiver of any attorney-client privilege) and to make and take away copies, and subject to Section 7.3, to discuss, from time to time, any of its affairs, conditions, and finances with its directors, officers, employees with management duties and certified public accountants.

         7.3 CONFIDENTIALITY. From and after the date of this Agreement, Lender shall hold confidential all information, unless specifically identified by Borrower as public, heretofore or hereafter obtained in connection with this Agreement or any Subject Document, or obtained pursuant to the requirements of this Agreement or any Subject Document (the "Information"); provided, however, that Lender may make disclosure reasonably required (i) in connection with the enforcement of Lender's rights under this Agreement and the Subject Documents, or otherwise in connection with litigation involving Lender's rights under this Agreement and the Subject Documents (and subject to customary protective orders); provided, however, that in any such case the Information shall only be transmitted or disclosed to attorneys and accountants and other advisors of Lender who "need to know" the Information and who are informed of the confidential nature of the Information and agree in writing to keep such Information confidential as set forth in this Section 7.3, (ii) in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound financial practices, to inform Lender's partners and their advisors from time to time of the nature of Borrower's business, key personnel, capital structure, and pertinent financial information about the Borrower's performance, and other relevant data typically disclosed by Lender to such Persons; provided, that they are informed of the confidential nature of such information, (iii) in connection with an assignment of the Lender Notes as allowed under this Agreement; provided, however, that on or about the date of any such disclosure to any prospective assignee notice thereof shall be given Borrower, and also provided further that prior to any such disclosure, each assignee or prospective assignee shall have agreed to be bound by the provisions of this Section 7.3, and (iv) by any governmental authority having jurisdiction over Lender or by any applicable rule of law; provided, however, that in such event Lender shall use its reasonable efforts to provide Borrower with five (5) Business Days prior written notice of such disclosure so that Borrower may seek a protective order or other appropriate remedy, and provided, further, that in the event such protective order or other remedy is not obtained, or Lender is unable to give Borrower prior notice Lender will furnish the Information legally required to be provided to such governmental authority. In no event shall Lender be obligated or required to return any materials furnished by Borrower; provided, however, each prospective assignee shall be required to agree that if it does not become an assignee it shall return upon Borrower's written request all materials furnished to it by Lender in connection with this Agreement; provided, moreover, that Lender shall give Borrower prompt written notice of each prospective assignee from whom Lender does not promptly request such return of materials so that Borrower may make a request if it chooses. Nothing in this Section 7.3 shall abrogate any Person's obligations regarding non-public information under any applicable law.

         7.4     ACCESS TO BOARDS OF DIRECTORS.  Subject to the provisions of
Section 7.3, Borrower, at the request of the Lender, shall permit representatives of the Lender to meet with any of the Borrower's or the Borrower Subsidiaries' boards of directors or any member thereof, at such time or place as may be reasonably requested by the Lender.

SECTION 8. EVENTS OF DEFAULT

         8.1 NATURE OF EVENTS. An "Event of Default" shall exist if any of the following occurs and is continuing:

                 (a) PAYMENTS - Borrower fails to make any payment to Lender (whether principal, interest, or otherwise) on the Lender Notes when such payment is due;

                 (b)      PARTICULAR COVENANT DEFAULTS - except as provided in
Section 8.1(a) or Section 8.1(c), Borrower fails fully and punctually to perform or comply with any covenant in Sections 6.2, 6.3, 6.4, 6.6, 6.7, 6.10,
6.18 and 7.1(e) and (f);

                 (c) OTHER COVENANT DEFAULTS - any of the Borrowers fail punctually to perform or comply with any other provision of this Agreement or other Subject Documents to which it is or becomes a party, and such failure continues beyond the 30th day after such failure shall first become known to such Borrower;

                 (d) REPRESENTATIONS OR WARRANTIES - any material representation, or other statement by Borrower or any Affiliate of Borrower in this Agreement or any other Subject Document is materially false or misleading as of the date made;

                 (e) DEFAULT ON INDEBTEDNESS OR OTHER SECURITY - an event of default has occurred and is continuing with respect to any Debt permitted to be incurred by Borrower or a Borrower Subsidiary pursuant to Section 6.7, or any other Debt (other than trade accounts payable arising in the ordinary course of business) of Borrower or a Borrower Subsidiary or any portion thereof, equal to or exceeding $50,000 singly or in the aggregate; provided, however, that no Event of Default shall exist under this Section 8.1(e) if Borrower or a Borrower Subsidiary is contesting in good faith the right of the holder of such Debt or other Securities, excluding any current interest in equity Securities of Borrower or a Borrower Subsidiary, to accelerate the payment of the Debt or such other Security, and has established adequate reserves therefor;

                 (f) INVOLUNTARY BANKRUPTCY PROCEEDING - a receiver, liquidator, custodian, or trustee of Borrower or any Borrower Subsidiary, or of any material Property thereof is appointed by court order and such order remains in effect on the ninetieth (90th) day after its entry; or a petition is filed, a case is commenced, or relief is ordered against Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed with (90) days of such filing, commencement, or order;

                 (g) VOLUNTARY PETITIONS - Borrower or any Borrower Subsidiary files a petition commencing a case in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition or the commencement of any case against it under any such law;

                 (h) ASSIGNMENTS FOR BENEFIT OF CREDITORS - Borrower or any Borrower Subsidiary makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver, trustee, custodian, or liquidator thereof, or of all or any material portion of the Property of any of them;

                 (i) UNDISCHARGED FINAL JUDGMENTS - any final judgment or judgments for the payment of money or any warrant of sequestration against any assets of Borrower or any Subsidiary having a value, in each case, aggregating in excess of $100,000 is or are outstanding against Borrower or any Borrower Subsidiary and such judgments remain outstanding on the ninetieth (90th) day after entry and have not been discharged in full or stayed, or made the subject of pending appeal;

                 (j) COLLATERAL - except as permitted by Section 6.8, should Borrower or a Borrower Subsidiary cease to own good and indefeasible title to a material portion of the Collateral for any reason or more than $100,000 of the Collateral shall become subject to a Lien that is prior to Liens in favor of Lender and not permitted by Section 6.8;

                 (k) DISSOLUTION - a dissolution of Borrower or any Subsidiary occurs;

                 (l) CHANGE IN CONTROL - a Change in Control of Borrower or any Subsidiary; or,

                 (m) OFFICER OR DIRECTOR LIABILITY - The indictment of any officer or director of Borrower for a felony crime which might reasonably be expected to have a Material Effect.

         8.2 DEFAULT REMEDIES. If an Event of Default exists, Lender may exercise any right, power, or remedy permitted by law and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on the Lender Notes to be, and, upon Lender's sending notice to Borrower of said declaration, the Lender Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. Immediately upon receipt of any such notice, Borrower shall pay to Lender the entire principal of and interest accrued on the Lender Notes.

         8.3 ANNULMENT OF ACCELERATION OF LENDER NOTES. If a declaration is made pursuant to Section 8.2 by Lender, then and in every such case such declaration and the consequences thereof may be rescinded and annulled by (and only by) Lender by written instrument; provided, however, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 9. MISCELLANEOUS

         9.1 NOTICES. (a) Except as otherwise provided in the Subject Documents and subject to Section 9.5, all communications under the Subject Documents shall be in writing to the following addresses or by telefax to the following addresses: (i) if to Lender, at the following addresses or such other address as Lender shall have furnished Borrower by notice on or before the fifth (5th) Business Day prior thereto:

                             The Catalyst Fund, Ltd. and
                             Southwest/Catalyst Capital, Ltd.
                             Three Riverway, Suite 770
                             Houston, Texas 77056
                             Attention: Rick Herrman / Ron Nixon/Stephen Gillioz Facsimile No. (713) 623-0473

with a copy to:

                             Boyer, Ewing & Harris Incorporated
                             9 Greenway Plaza, Suite 3100
                             Houston, Texas 77046
                             Attention: J. Randolph Ewing
                             Facsimile No. (713) 871-2024

                 (ii) if to Borrower, at the following address or such other address as Borrower may have furnished by notice to Lender on or before the fifth (5th) Business Day prior thereto:

                             ACR Group, Inc.
                             3200 Wilcrest, Suite 440
                             Houston, Texas 77042
                             Attn: Mr. Alex Trevino, President
                             Facsimile No. (713) 780-4067

with a copy to:              Robert D. Remy
                             Two Memorial City Plaza
                             820 Gessner, Suite 1360
                             Houston, Texas 77024
                             Facsimile No. (713) 465-8018

                          (b)     Any communication so addressed and mailed by
first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third Business Day after so mailed, and if delivered by personal delivery (including by courier) or facsimile to such address, upon delivery during normal business hours (receipt confirmed by telephone in the case of facsimile).

         9.2 SURVIVAL. Each representation, warranty, or covenant made by Borrower in this Agreement or any other Subject Documents shall survive the Execution Date and the delivery of the documents and instruments described in
Section 3.2, regardless of any investigation made by Lender or on its behalf. All obligations of Borrower and the Borrower Subsidiaries hereunder shall survive the Execution Date and shall terminate upon the payment of the Lender Notes. At the Execution Date, Lender has no actual knowledge of an Event of Default by Borrower.

         9.3 SUCCESSORS AND ASSIGNS. Borrower may not assign any of its rights or delegate any of its duties to any Person without prior written consent of Lender. This Agreement shall be binding upon the successors and assigns of each of the parties and, except as expressly set forth in this
Section 9.3, shall inure to the benefit of the successors and permitted assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of all Persons constituting Lender, from time to time, in accordance with the terms of this Agreement.

         9.4 AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of Borrower and Lender.

         9.5 GOVERNING LAW. THIS AGREEMENT, THE LENDER NOTES, THE OTHER SUBJECT DOCUMENTS, AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS AND THE UNITED STATES WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

         9.6 SEVERABILITY. If any provision in this Agreement or the Lender Notes is rendered or declared illegal, invalid, or unenforceable by reason of any rule of law, public policy, or final judicial decision, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner adverse to Borrower or Lender. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, Borrower and Lender shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         9.7 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement and the other Subject Documents constitute the entire agreement of the parties and the Affiliates with respect to the matters contained herein and therein and supersede all prior contracts and agreements with respect thereto, whether written or oral. THIS WRITTEN LOAN AGREEMENT AND THE OTHER SUBJECT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.8 MULTIPLE COUNTERPARTS. The parties may execute more than one counterpart of this Agreement, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.9 ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any Subject Documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration to be held in Harris County, Texas in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of the American Arbitration Association ("AAA"), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

         (a) SPECIAL RULES. Prior to the initiation of any arbitration the Parties agree to submit all claims to mediation to be conducted by a mediator in good standing with the AAA. Upon submission of a dispute to the AAA, the Borrower and Lender shall each submit to the rules and regulations of the AAA for the purposes of conducting such mediation.

         (b) RESERVATION OF RIGHTS. Nothing in this Section 9.9 shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of any party (A) to exercise self help remedies such as (but not limited to) offset, or (B) to nonjudicially foreclose against any real or personal property collateral, or
(C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver, or (iii) except for limiting the right of judicial foreclosure, limit the right of any party to enforce its rights under any Subject Document with respect to matters as to which there is no legal dispute. Any party may exercise such self help rights, nonjudicially foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies or any nonjudicial foreclosure, nor the institution or maintenance of an action for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. Any attorney-client privilege and other protection against disclosure of confidential information, including, without limitation, any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Section 9.9.

         9.10 ATTORNEY'S FEES. If any litigation or arbitration proceeding is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

         9.11 DRAFTING. Both parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

         EXECUTED as of the date first above written.

                                            BORROWER:

                                            ACR GROUP, INC.,
                                            a Texas corporation

                                            By:
                                               ------------------------------
                                               Alex Trevino, Jr., President

                                            BORROWER SUBSIDIARIES

                                            ACR SUPPLY, INC.,
                                            a Texas corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                            TOTAL SUPPLY, INC. f/k/a
                                            FABRICATED SYSTEMS, INC.,
                                            a Texas corporation

                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                            HEATING AND COOLING SUPPLY, INC.
                                            a Nevada corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                            WEST COAST HVAC SUPPLY, INC.,
                                            a Texas corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                            FLORIDA COOLING SUPPLY, INC.,
                                            a Texas corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                            LIFETIME FILTER, INC.,
                                            a Texas corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                            VALLEY SUPPLY, INC.,
                                            a Texas corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                            TIME ENERGY SYSTEMS SOUTHWEST, INC.,
                                            a Texas corporation

                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                            ENER-TECH INDUSTRIES, INC.,
                                            a Tennessee corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                            CONTRACTORS HEATING & SUPPLY, INC.,
                                            a Texas corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                            LENDER:


                                            THE CATALYST FUND, LTD.,
                                            a Texas limited partnership

                                            By: RDR Management I, Inc.,
                                                its general partner

                                                By:
                                                   --------------------------
                                                   Ron Nixon, Vice President


                                            SOUTHWEST/CATALYST CAPITAL,
                                            LTD., a Texas limited partnership

                                            By: SWC Management, Inc.,
                                                its general partner

                                                By:
                                                   --------------------------
                                                   Ron Nixon, Vice President

                                   SCHEDULES


2.2              Capitalization
2.4              Noncurrent Debt
2.6              Pending Litigation
2.15             Employee Matters
2.17             Brokers and Finders
2.23             Environmental Laws
6.7              Debt